As filed with the Securities and Exchange Commission on April 4, 1996.
                                   Registration No. ____________
              SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.
                   ____________________________

                             Form S-8
                      REGISTRATION STATEMENT
                              Under
                    The Securities Act of 1933

                CONTINENTAL WASTE INDUSTRIES, INC.
      (Exact name of registrant as specified in its charter)

           Delaware                            11-2909512
  (State or other jurisdiction of           (I.R.S. Employer
   Incorporation or organization)           Identification No.)

                  67 Walnut Avenue, Suite 103
                        Clark, NJ 07066
                         (908) 396-0018
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     __________________________

               CONTINENTAL WASTE INDUSTRIES, INC.

                     (Full Title of Plan)
                  __________________________

                       CARLOS E. AGUERO
                CONTINENTAL WASTE INDUSTRIES, INC.
                  67 Walnut Avenue, Suite 103
                        Clark, NJ 07066
                         (908) 396-0018
(Name and address, including zip code, and telephone number, including area code, of agents for service)

                        With a Copy to:
                     MICHAEL J. CHOATE, ESQ.
                  SHEFSKY FROELICH & DEVINE LTD.
                444 North Michigan Avenue, Suite 2500
                    Chicago, Illinois 60611
                        (312) 527-4000
                      __________________________
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement has become effective.
                      ___________________________

                  CALCULATION OF REGISTRATION FEE

                                 Proposed   Proposed
                                 Maximum    Maximum
Title of each class              Offering   Aggregate    Amount of
of securities to     Amount to   price per  Offering   Registration
be registered      be registered share (4)  price (4)     fee (4)

Common Stock, par     166,666    $10.56    $ 1,759,993   $  527.99
value $0.0006 per
share (1)(4)

Common Stock, par     166,666    $10.56    $ 1,759,993   $  527.99
value $0.0006 per
share (2)(4)

Common Stock, par     645,584    $10.56    $ 6,817,367   $2,045.21
value $0.0006 per
share (3)(4)
                    _________    ______    ___________   _________

     TOTAL            978,916    $10.56    $10,337,353   $3,101.19

(1) Represents shares of common stock which are issuable pursuant to the exercise of options granted under the Company's 1995 Employee Stock Option Plan.

(2) Represents shares of common stock which are issuable pursuant to the exercise of options granted under the Company's 1995 Stock Option Plan For Outside Directors.

(3) Represents shares of common stock which are issuable pursuant to the exercise of options granted by the Company pursuant to written agreements between the Company and various officers and employees (present and former) of the Company.

(4) The Registration Statement also relates to an additional indeterminate number of shares of the Company's common stock as may be issued upon the antidilution provisions contained in each of the stock option plans referenced above in footnotes (1), (2) and (3).

(5) Pursuant to Rule 457(c), the fee is calculated on the basis of the average of the bid and asked prices on March 28, 1996 on the Nasdaq National Market for Common Stock.
                          ____________________________

                                TABLE OF CONTENTS


                                                          Page

I.     INFORMATION REQUIRED IN THE SECTION
       10(a) PROSPECTUS . . . . . . . . . . . . . . . . . . 1

       Item 1 - Plan Information . . . . . . . . . . . . .  1

       Item 2 - Registrant Information and Employee
        Annual Information . . . . . . . . . . . . . . . .  1


II.    INFORMATION REQUIRED IN THE REGISTRATION
       STATEMENT

       Item 3 - Incorporation of Documents by Reference . . 2

       Item 4 - Description of Securities . . . . . . . . . 2

       Item 5 - Interests of Named Experts and Counsel . .  2

       Item 6 - Indemnification of Directors and Officers . 3

       Item 7 - Exemption from Registration Claimed . . . . 4

       Item 8 - Exhibits . . . . . . . . . . . . . . . . .  4

       Item 9 - Undertakings . . . . . . . . . . . . . . .  4

                              PART I

Item 1.   Plan Information

          Information  required  by  Part I of  Form  S-8 to be  contained  in a
          Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act").

Item 2. Registrant Information and Employee
          Annual Information

          The documents set forth in Item 3 of Part II of this Registration Statement are incorporated by reference in the Section 10(a) prospectus and along with copies of the Continental Waste Industries, Inc. 1995 Employee Stock Option Plan (the "Employee Plan") and the Continental Waste Industries, Inc. 1995 Employee Stock Option Plan for Outside Directors (the "Outside Director Plan") are available without charge, upon written or oral request from the Company. Requests should be directed to Jeffrey E. Levine, Senior Vice President and General Counsel, 67 Walnut Avenue, Suite 103, Clark, New Jersey 07066 (908-396-0018).

                              PART II

Item 3.     Incorporation of Documents by Reference

          The following documents filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference in this Registration Statement and made a part thereof as of their respective filing dates:

     1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

     2. The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 11, 1995 under
            Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating the description.

     3. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes this statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.     Description of Securities

            Not Applicable

Item 5.     Interest of Name Experts and Counsel

            Not Applicable

Item 6.     Indemnification of Directors and Officers

     Section 2 of Article Eighth of the Registrant's Certificate of Incorporation provides for indemnification of the Registrant's officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL provides for indemnification of directors and officers from and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the corporation but only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director or officer of the corporation if the director or officer acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If, in an action brought by or in the right of the corporation, the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty, he will only be entitled to this indemnity as the court finds to be proper. Persons who are successful in defense of any claim against them are entitled to indemnification as of right against expenses actually and reasonably incurred in connection therewith. In all other cases, indemnification shall be made (unless otherwise ordered by the court) only if the board of directors, acting by a majority vote of a quorum of disinterested directors, independent legal counsel or holders of a majority of the shares entitled to vote, determines that the applicable standard of conduct has been met. Section 145 also provides this indemnity for directors and officers of a corporation who, at the request of the corporation, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.

     Section  1  of  Article   Eighth  of  the   Registrant's   Certificate   of
Incorporation limits the liability of the Registrant's directors to the Registrant or its stockholders to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL provides that personal monetary liabilities of a director for breaches of his fiduciary duties as a director may not be eliminated with regard to any breach of the duty of loyalty, failing to act in good faith, intentional misconduct or knowing violation of law, payment of an unlawful dividend, approval of an illegal stock repurchase, or obtainment of an improper personal benefit. This provision has no affect on the availability of equitable remedies, such as an injunction or recission, for breach of fiduciary duty.

     The employment agreements of certain directors and officers contain a provision similar to the provisions of the Certificate of Incorporation. The Registrant maintains directors and officers liability insurance that will insure against liabilities that directors and officers of the Registrant may incur in such capacities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended and the rules and regulations thereunder (the "Act") may be permitted for directors, officers and controlling persons of the Registrant pursuant to the foregoing, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.     Exemption from Registration Claimed

            Not Applicable

Item 8.     Exhibits

     The Exhibits to this Registration Statement are listed in the Exhibit Index on Page 7 of this Registration Statement, which Index is incorporated herein by reference. The Registrant hereby undertakes to submit the Employee Plan and the Outside Director Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to modify each plan.

Item 9.     Undertakings

     (a)     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

          (2) That, for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1934 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clark, State of New Jersey on the 1st day of April, 1996.

                        CONTINENTAL WASTE INDUSTRIES, INC.

                         By: /s/ Carlos E. Aguero

                            Carlos E. Aguero
                            President, Chief Executive Officer
                            and Director


                     POWER OF ATTORNEY

     We, the undersigned, do hereby severally constitute and appoint Thomas A. Volini and Carlos E. Aguero, and each or either of them, our true and lawful attorneys and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement (including post-effective amendments) and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Signature                  Title              Date

/s/Thomas A. Volini Chairman of the Board and   April 1, 1996
Thomas A. Volini    Chief Operating Officer
                    (Principal Executive Officer)

/s/Carlos E. Aguero President, Chief Executive  April 1, 1996
Carlos E. Aguero    Officer and Director
                    (Principal Executive Officer)

/s/Michael J. Drury Senior Vice President and   April 1, 1996
Michael J. Drury    (Chief Financial Officer and
                    Chief Accounting Officer)

/s/Bret R. Maxwell  Director                    April 1, 1996
Bret R. Maxwell

/s/Donald H. Haider Director                    April 1, 1996
Donald H. Haider

/s/Richard J. Carlson Director                  April 1, 1996
Richard J. Carlson

                   EXHIBIT INDEX


Exhibit No.      Description of Exhibit

4.1         Continental Waste Industries, Inc.
            1995 Employee Stock Option Plan

4.2         Continental Waste Industries, Inc.
            1995 Employee Stock Option Plan for Outside Directors

4.3         Form of Grant of Employee Stock Option Agreement

4.4         Form of Adjustment of Employee Stock Option
            Agreement

5           Opinion of Shefsky Froelich & Devine Ltd.

23.1        Consent of Arthur Andersen LLP

23.2        Consent of Shefsky Froelich & Devine Ltd.
            (included in the opinion filed as Exhibit 5 to this Registration Statement)

24          Power of Attorney
            (included on the signature page for this Registration Statement)

                        EXHIBIT 4.1


             CONTINENTAL WASTE INDUSTRIES, INC.

              1995 EMPLOYEE STOCK OPTION PLAN

                  CONTINENTAL WASTE INDUSTRIES, INC.
                   1995 EMPLOYEE STOCK OPTION PLAN

     1. Purposes.

     The purpose of the Continental Waste Industries, Inc. 1995 Employee Stock Option Plan (the "Plan") is to encourage and enable key employees (which term, as used herein, shall include officers) of Continental Waste Industries, Inc. or subsidiaries thereof (collectively, unless the context otherwise requires, the "Company") (other than members of the Committee, as hereinafter defined) to acquire a proprietary interest in the Company through the ownership of common stock of the Company. Such ownership will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain employed by the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company.

     2. Type of Options.

     Options granted pursuant to the Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (as from time to time amended, the "Code") (any option that is intended so to qualify as an incentive stock option being referred to herein as an "incentive option"), or options that are not incentive options, or both. Incentive options may only be granted to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options.

         3.       Effective Date and Term of Plan.

          (a) The Plan shall become effective upon approval by the shareholders of the Company. Grants of options under the Plan may be made prior to satisfaction of such conditions, but after adoption of the Plan by the Board of Directors of the Company (the "Board"), subject to such shareholder approval.

          (b) No option shall be granted under the Plan on or after the fifth anniversary of the date on which the Plan is adopted by the Board, but options previously granted may extend beyond that date.

         4.       Administration.

          (a) The Plan shall be administered by a committee (the "Committee") of two or more directors appointed from time to time by the Board. Following registration of the Company's Stock under the Securities and Exchange Act of 1934 (the "Act"), all members of the Committee shall be "disinterested persons" within the meaning of Rule 16(b)-3 under the Act. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made, without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

          (b) The Committee shall have authority, not inconsistent with the express provisions of the Plan, (i) to grant options to such eligible employees of the Company as the Committee may select; (ii) to determine the time or times when options shall be granted and the number of shares of Stock subject to each option; (iii) to determine which options are, and which options are not, incentive options; (iv) to determine the terms and conditions of each option; (v) to prescribe the form or forms of instruments evidencing options and other instruments required under the Plan and to change such forms from time to time; (vi) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (vii) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final and conclusive on all persons participating in the Plan.

         5.       Shares Subject to the Plan.

         (a)      Number of Shares.

          Subject to adjustment as provided in Section 8, the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 100,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

         (b)      Shares to be Delivered.

          Shares delivered under the Plan shall be authorized but unissued Stock or, if the Committee so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

         6.       Eligibility for Options.

          Employees of the Company eligible to receive options under the Plan shall be those employees who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Receipt of options under the Plan or of awards under any other employee benefit plan of the Company shall not preclude an employee from receiving options or additional options under the Plan.

         7.       Terms and Conditions of the Options.

          (a) Special Rule for Incentive Options. Consistent with Section 422 of the Code and any regulations, notices or other official pronouncements of general applicability, to the extent the aggregate fair market value (determined in accordance with Section 7(b) as of the time the option is granted) of the shares of Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year (under all plans of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall not be treated as incentive options. Nothing in this special rule shall be construed as limiting the exercisability of any option, unless the Committee expressly provides for such a limitation at time of grant.

          (b) Exercise Price. The exercise price of each option shall be determined by the Committee, subject to the following (i) in the case of an incentive option, the exercise price per share of stock shall not be less than 100% (110% for a stock option granted to a greater than ten-percent shareholder) of the fair market value per share of Stock at the time the option is granted and (ii) in the case of all options, the exercise price per share of Stock shall not be less than the par value per share (unless the Stock subject to the option is treasury stock). A "greater than ten-percent shareholder" shall mean for purposes of the Plan any employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. The fair market value of a share of Stock as of any date shall be determined for purposes of the Plan as follows: (i) if the Stock is listed on a securities exchange or quoted throughthe National Association of Securities Dealers Automatic Quotation ("NASDAQ") National Market System, the fair market value shall equal the mean between the high and low sales prices on such exchange or through such market system, as the case may be, on such day or in the absence of reported sales on such day, the mean between the reported bid and asked prices on such exchange or through such market system, as the case may be, on such day, (ii) if the Stock is not listed or quoted as described in the preceding clause but is quoted through NASDAQ (but not through the National Market System), the fair market value shall equal the mean between the bid and offered prices as quoted by the National Association of Securities Dealers through NASDAQ for such day and (iii) if the Stock is not listed or quoted on a securities exchange or through NASDAQ, then the fair market value shall be determined by such other method as the Committee determines to be reasonable and consistent with applicable requirements of the Code and the regulations issued thereunder applicable to incentive options; provided, however, that if pursuant to clause (i) or (ii) fair market value is to be determined based upon the mean of bid and asked prices and the Committee determines that such mean does not properly reflect fair market value, then fair market value shall be determined by the Committee as provided in clause
     (iii).

          (c) Duration of Options. An option, shall be exercisable during such period or periods as the Committee may specify. The latest date on which an option may be exercised (the "Final Exercise Date") shall be five years from the date the option is granted, or such earlier date as may be specified by the Committee at the time the option is granted.

         (d)      Exercise of Options.

         (1) At the time of the grant of an option, the committee shall specify whether the option shall be exercisable in full at any time prior to the Final Exercise Date or in installments (which may be cumulative or noncumulative). In the case of an option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the option may be exercised.

         (2) The award forms or other instruments evidencing incentive option shall contain such provisions relating to exercise and other matter as are required of incentive options under the applicable provisions of the Code and the regulations thereunder, as from time to time in effect.

         (3) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Committee and (b) payment in full for the number of shares for which the option is exercised.

         (4) In the case of an option that is not an incentive option, the Committee shall have the right to require that the individual exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. In the case of an incentive option, if at the time the option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal, state or local tax with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the individual exercising the option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

         (5) If an option is exercised by the executor or administrator of a deceased employee, or by the person or persons to whom the option has been transferred by the employee's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

         (e)      Termination of Employment.

          An employee's options shall not terminate upon the termination of his employment with the Company, except where the termination is for cause, in which case the unexercised portion of vested options shall continue to be exercisable for six months after such termination. Notwithstanding the foregoing, the Committee in its discretion in any particular case may provide that upon termination of an employee's employment with the Company, the unexercised portion of his options shall continue to be exercisable for a period of 12 months following vesting thereof.

         (f)      Payment for Stock.

          Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company or (ii) if so permitted by the Committee (not later than the time of grant, in the case of an incentive option), (A) through the delivery of shares of Stock (including shares acquired under the option then being exercised) having a fair market value (determined as provided in
     Section 7(b)) on the date of exercise equal to the purchase price or (B) by a combination of cash and Stock as provided in clauses (i) and (ii)(A) above or (C) by delivery of a promissory note of the option holder to the Company, such note to be payable in the case of an incentive option, on such terms as are specified in the option (except that, in lieu of a stated rate of interest, an incentive option may provide that the rate of interest on the note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Stock) and the option holder's promissory note; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid in cash or by a combination of cash and Stock.

         (g)      Delivery of Stock.

          An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him under the Plan. The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

         (h)      Nontransferability of Options.

          No option may be transferred other than by will or by the laws of descent and distribution, and during the lifetime of the employee to whom granted may be exercised only by him.

          (i) Restrictions on Stock. The Committee may provide that shares of Stock purchased through the exercise of options under the Plan be subject to such restrictions on resale, including restrictions requiring resale to the Company at or below fair market value, or such other restrictions, as the Committee in its sole discretion shall determine, and shall take such steps as it deems necessary or appropriate to carry out the purposes of any such restriction.

         8.       Mergers, Recapitalizations, etc.

          (a) In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all of the Company's assets (all the foregoing being referred to as "Acquisition Events"), then the Committee may in its discretion terminate all outstanding options by delivering notice of termination to each option holder; provided, however, that, during the 20-day period following the date on which such notice of termination is delivered, each option holder shall have the right to exercise in full all of his options that are then outstanding (without regard to limitations on exercise otherwise contained in the options). If an Acquisition Event occurs and the Committee does not terminate the outstanding options pursuant to the preceding sentence, then the provisions of Section 8(b) shall apply.

          (b) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock of securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee. The Committee may also adjust the number of shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan. All determinations and adjustments made by the Committee pursuant to this Section 8(b) shall be binding on all persons.

          (c) The Committee may grant options under the Plan in substitution for options held by employees of another corporation who concurrently become employees of the Company or a subsidiary of the Company as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company of property or stock of the employing corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

         9.       Limitation on Rights.

     Neither the adoption of the Plan nor the grant of options shall confer upon any employee any right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an employee at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.


          10. Effect, Discontinuance, Cancellation, Amendment and Termination.

          (a) Neither adoption of the Plan nor the grant of options to an employee shall affect the Company's right to grant to such employee options that are not subject to the Plan, to issue to such employee's Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to employees.

          (b) The Committee may at any time discontinue granting options under the Plan. With the consent of the option holder, the Board may at any time cancel an existing option in whole or in part and grant the option holder another option for such number of shares as the Committee specifies. The Committee may at any time or times amend the Plan or any outstanding option for the purpose of satisfying the requirements of Section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, or at any time terminate the Plan as to any further grants of options, provided that (except to the extent expressly required or permitted above) no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) change the group of employees eligible to receive options under the Plan, (c) reduce the price at which incentive options may be granted, (d) extend the time within which options may be granted, (e) alter the Plan in such a way that incentive options already granted hereunder would not be considered incentive stock options under Section 422 of the Code, or (f) amend the provisions of this
     Section 8, and no such amendment shall adversely affect the rights of any option holder (without his consent) under any option previously granted.

                                   Exhibit 4.2


                       CONTINENTAL WASTE INDUSTRIES, INC.

                         1995 EMPLOYEE STOCK OPTION PLAN

                              FOR OUTSIDE DIRECTORS

                       CONTINENTAL WASTE INDUSTRIES, INC.
                  1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


1.       Purpose

          The purpose of the Continental Waste Industries, Inc. 1995 Stock Option Plan for Outside Directors (the "Plan") is to promote the interests of Continental Waste Industries, Inc. (the "Company") and its stockholders by increasing the proprietary and vested interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of the Common Stock, par value $.001 per share (the "Shares"), of the Company.


2.       Administration

          The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of outside directors to receive options, the number of Shares subject to any such options, the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.


3.       Eligibility

          The class of individuals eligible to receive grants of options under the Plan shall be directors of the Company who are not employees of the Company or its affiliates ("Eligible Directors"). Any holder of an option granted hereunder shall hereinafter be referred to as a "Participant".


4.       Shares Subject to the Plan

          Subject to adjustment as provided in Section 6, an aggregate of 100,000 Shares shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of options may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall be cancelled by mutual consent or terminated for any reason without having been exercised, the Shares subject to, but not delivered under, such option shall be available for other options. If any option granted under the Plan is exercised through the delivery of Shares, the number of Shares available for issuance upon the exercise of options shall be increased by the number of Shares surrendered, to the extent permissible under Rule 16b-3.

5.       Grant, Terms and Conditions of Options

          (a) Initial Options. Upon approval of the Plan by the stockholders of the Company, each Eligible Director will automatically be granted an option hereunder to purchase 5,000 Shares.

          (b) New Director Options. Upon first election to the Board, each newly elected Eligible Director will be granted an option to purchase 5,000 shares.

          (c) Annual Options. On the third business day following the date of each Annual Meeting of Stockholders of the Company, commencing with the first annual meeting following December 31, 1995, each Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding such meeting, will automatically and without any further action by the Board be granted an option to purchase 5,000 Shares. If the number of Shares then remaining available for the grant of options under the Plan is not sufficient for each Eligible Director to be granted an option for 5,000 Shares (or the number of adjusted Shares pursuant to Section 6), then each Eligible Director shall be granted an option for a number of whole Shares equal to the number of Shares then remaining available divided by the number of Eligible Directors, disregarding any fractional Shares.

          (d) Elective Options. Beginning with the 1996 annual term, each Eligible Director may make an election to receive all or any portion of his or her annual retainer for the current year in the form of stock options (the "Elective Option"). An election must specify the amount of the retainer to be paid in the form of an Elective Option, and must be delivered to the Company not less than 15 days prior to the due date of any portion of his or her annual retainer, as to the portion of the annual retainer then due. Each such election, once made, shall be irrevocable. The Elective Option will be granted automatically on the first business day occurring one month after the last day on which the election could have been made. If a Director ceases to be a Director after the date the election is due but prior to the date upon which the Elective Option is granted, the Elective Option to such individual will not be granted and any retainer will be paid in cash. The number of Shares issuable upon exercise of each Elective Option shall be equal to the amount of the Eligible Director's annual retainer to be received in the form of the Elective Option divided by the Fair Market Value (defined herein) per Share on the date of grant.

          (e) Options Nonstatutory. The options granted will be nonstatutory stock options not intended to qualify under Section 422 or 423 of the Internal Revenue Code of 1986, as amended (the "Code") and shall have the following terms and conditions:

               (i) Price. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of this Plan, Fair Market Value shall be the average of the highest and lowest per Share sales prices on the NASDAQ National Market System for the five
          (5) trading days immediately preceding the date of grant, or the particular date in question, as the case may be, in each case as reported by NASDAQ.

               (ii) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in cash or, unless otherwise determined by the Board, in Shares (provided that such Shares have not been held for less than six months), which shall have a Fair Market Value (determined in accordance with the rules of paragraph (i) above) at least equal to the aggregate exercise price of the Shares being purchased, or a combination of cash and Shares.

               (ii) Exercisability and Term of Options. Options shall be exercisable, in whole or in part, at all times during the period beginning on the first anniversary of the date of grant until the earliest of (x) ten years from the date of grant, or (y) the expiration of the one year period provided in paragraph (iv) below.

               (iv)   Termination  of  Service  as  Eligible   Director.   If  a
          Participant who remains a director shall no longer qualify as an Eligible Director as herein defined, all outstanding options previously granted to that individual shall be exercisable in whole or in part for a period of one year from the date upon which such Participant ceases to be an Eligible Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

               (v) Nontransferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant's guardian or legal representative.

               (vi) Listing and Registration. Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, the listing, registration, qualification of the Shares subject to option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the granting of such option or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

               (vii) Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.


6.       Adjustment of and Changes in Shares

     If a dividend or other distribution shall be declared upon the Shares of the Company payable in Shares, the number of Shares set forth in Section 5, the number of Shares then subject to any outstanding stock options under the Plan and the number of Shares which may be issued under the Plan but are not then subject to outstanding stock options on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution shall be adjusted by adding thereto the number of Shares which would have been distributable thereon if such Shares had been outstanding on such date.

     If  the  outstanding  Shares  of the  Company  shall  be  changed  into  or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each Share set forth in Section 5, for each Share subject to any then outstanding stock option pursuant to the Plan and for each Share which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchangeable.

     In case of any adjustment or substitution as provided for in the first two paragraphs of this Section 6, the aggregate option price for all Shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such Shares shall have been adjusted or which shall have been substituted for such shares.

     No adjustment or substitution provided for in this Section 6 shall require the Company to issue or sell a fraction of a share or other security.
Accordingly, all fractional shares or other securities which result from any adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

     Except as provided in this Section 6, a grantee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.


7.       No Rights of Stockholders

     Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been validly issued.


8.       Change in Control

     Upon a change in Control, all option rights that would become exercisable through the Company's next annual stockholders' meeting following a Change in Control will become immediately exercisable in full. If any event or series of events constituting a Change in Control is abandoned, the effect thereof will be null and the exercisability of option rights will be governed by the provisions of the Plan described above. For purposes of the Plan, a "Change in Control" shall mean the occurrence of any of the following events: (i) execution by the Company of an agreement for the merger, consolidation or reorganization into or with another corporation or other person, unless as a result of such transaction not less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company ("Voting Securities") immediately prior to such transaction; (ii) execution by the Company of an agreement for the sale or other transfer of all or substantially all of its assets to another corporation or person, unless as a result of such transaction not less than a majority of the combined voting power of the then- outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Securities of the Company immediately prior to such transaction; or (iii) the Company adopts a plan for the liquidation or dissolution of the Company other than pursuant to a merger, consolidation or reorganization which would not constitute a Change in Control, as described in clause (i) above.

     Notwithstanding the foregoing, to the extent necessary for an option right, its exercise or the sale of the Common Stock acquired thereunder to be exempt from Section 16(b) of the Exchange Act, except in the case of death or disability, an optionee will not be entitled to exercise any option right granted within six months prior to the occurrence of a Change in Control until six months after the grant of such option right or until at least six months has elapsed from the grant of such option right until the sale of the Common Stock acquired upon its exercise.

9.       Plan Amendments

     The Plan may be amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of stockholders of the Company; (i) increase the number of Shares which may be purchased pursuant to options hereunder, either individually or in the aggregate, except as permitted by Section 6, (ii) change the requirement of Section 5(d) that option grants be priced at Fair Market Value, except as permitted by Section 6,
(iii) modify in any respect the class of individuals who constitute Eligible Directors or (iv) materially increase the benefits accruing to Participants hereunder. The provisions of Sections 3 and/or 5 may not be amended more often than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act ("ERISA"), or the rules under either such statute.


10.      Effective Date and Duration of Plan

     The Plan shall become effective on the day of the Company's Annual Stockholders Meeting at which the Plan is approved by Stockholders. The Plan shall terminate on December 31, 2004, unless the Plan is extended or terminated at an earlier date by Stockholders or is terminated by exhaustion of the Shares available for issuance hereunder.


11.      Securities Law Matters

     As a condition of receiving Option Rights the Company may require an optionee to give written assurances that the optionee is acquiring the Common Stock subject to the Option Right for investment and with no present intent to sell or distribute such Common Stock and covering any other matters deemed necessary or appropriate by the Company to comply with federal or state securities laws. No Option Right may be accepted or exercised until any required governmental registration, qualification, consent or approval is obtained as specified in the Plan.

     It is the intent of the Company that the Plan shall comply in all respects with applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), so that any grant of options to or other transaction by an optionee who is subject to the reporting requirements of Section 16(a) of the Exchange Act shall not result in short-swing profits liability under Section 16(b) (except for any transaction exempted under alternative Exchange Act rules or intended by such optionee to be a non-exempt transaction). Accordingly, if any provision of this Plan or any agreement relating to an option does not comply with such requirements of Rule 16b-3 as then applicable to any such transaction so that such an optionee would be subject to Section 16(b) liability, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and the optionee shall be deemed to have consented to such construction or amendment.

12.      ERISA

     The Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code, relating to pension plans and certain other deferred compensation plans.

                                   EXHIBIT 4.3


                FORM OF GRANT OF EMPLOYEE STOCK OPTION AGREEMENT

EXHIBIT 4.3

                FORM OF GRANT OF EMPLOYEE STOCK OPTION AGREEMENT


     In consideration and appreciation for your valued service and for your continued dedication to the growth of the Company, the Board of Directors hereby grants you an Option to purchase the Common Stock of Continental Waste Industries, Inc. within the guidelines and conditions set forth below:

     Name:                  _________________________

     Number of Shares
     of Common Stock:       ________ Shares

     Date of Option Grant:  ________________

     Price Per Share:      $_____

     Vesting Period:       ___% per monthly anniversary of Grant.
                           Fully vested on three-year anniversary
                           of Grant.

     Time of Exercise
     of Options:          Anytime after portion has vested.

     Term of Option:      5 years from date of Grant.


                          /s/ Carlos E. Aguero
                              Carlos E. Aguero, President

                                   EXHIBIT 4.4


              FORM OF ADJUSTMENT OF EMPLOYEE STOCK OPTION AGREEMENT



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EXHIBIT 4.4

     FORM OF ADJUSTMENT OF EMPLOYEE STOCK OPTION AGREEMENT

     Continental Waste Industries, Inc. ("CWI"), through its Board of Directors, had previously granted you certain options (the "Options") to purchase a set number of shares of the Common Stock of CWI. That grant was subject to adjustment in the event of a stock-split. As you know, CWI has recently completed a 5- for-3 split of its common stock.

     Since your Optons were granted to reward past (rather than future) performance, the Board has determined that the number of shares for which your Options may be exercised shall be proportionately increased, and the option price (the amount you pay to exercise each Option) shall be proportionately decreased. This is due in order to maintain the relative number and value of your options following the split.

     The following table addresses all of your current (i.e., unexercised and unexpired) Options, as adjusted:

     Name:                        _________________________

     Number of Options
     Before Split:                ________ Shares

     Number of Options
     as Adjusted for Split:       ________ Shares

     Initial Issue Date:          ________

     Date of Expiration:          ________

     Exercise Price Before Split: $______

     Exercise Price
     as Adjusted for Split:       $______

     Vesting Description:         Immediate

     THIS CERTIFICATE SUPERSEDES AND REPLACES ANY AND ALL OPTION
CERTIFICATES ISSUED TO YOU ON THE INITIAL ISSUE DATE NOTED ABOVE.

                                 /s/ Thomas A. Volini
                                 Thomas A. Volini, Chairman, Board of Directors

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                                    EXHIBIT 5


                    OPINION OF SHEFSKY FROELICH & DEVINE LTD.



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        [Letterhead of SHEFSKY FROELICH & DEVINE LTD.]

April 2, 1996

Continental Waste Industries, Inc.
67 Walnut Avenue, Suite 103
Clark, NJ 07066

     Re:   Continental Waste Industries, Inc.
           Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as special securities counsel to Continental Waste Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "Act") and relating to the registration of 978,916 shares of the Company's common stock, par value $0.0006 (the "Shares"). All of the Shares will be issued by the Company upon the exercise of options granted by the Company under either the:
(i) Company's 1995 Employee Stock Option Plan (the "Employee Plan"); (ii) the 1995 Stock Option Plan for Outside Directors (the "Outside Director Plan"); or
(iii) pursuant to the exercise of options granted by the Company pursuant to written agreements between the Company and various officers and employees (present and former) of the Company.

     For purposes of this opinion, we have reviewed the Registration Statement and have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

     We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. Further, our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws no or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

     We are admitted to the practice of law only in the State of Illinois and, accordingly, we do no purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware, as currently in effect.

     On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Shares when issued in accordance with the Employee Plan, the Outside Director Plan or the individual employee agreements as the case may be, will be validly issued, fully-paid and nonassessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent. Respectfully submitted,

                          /s/ SHEFSKY FROELICH & DEVINE LTD.
                          SHEFSKY FROELICH & DEVINE LTD.